UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2005

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2005, Hooper Holmes, Inc. (the “Company”) and Fred Lash entered into a letter agreement that provides for Mr. Lash’s making his services available, at reasonable times, from the effective date of his resignation as the Company’s Chief Financial Officer (i.e., September 15, 2005) through the end of 2005. The Company is to pay Mr. Lash $60,000, less lawful withholdings, within ten days following September 15, 2005 in consideration for his making himself available to the Company during this time.

The letter agreement reflects a modification of the terms of the Severance and Release Agreement entered into by the Company and Mr. Lash in mid-July. Under the Severance and Release Agreement, Mr. Lash agreed to make himself reasonably available to the Company, to the extent necessary, to transition his successor, for a period of up to 90 days following the effective date of such agreement. The Severance and Release Agreement is otherwise unaffected. A copy of the Severance and Release Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2005 and is incorporated herein by reference.

A copy of the letter agreement is filed as Exhibit 10.1 to this Current report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 16, 2004, Mr. Joseph A. Marone, the Company’s Controller and a Vice President, agreed to assume additional responsibilities as the Company’s acting Chief Financial Officer. Mr. Marone, age 50, has been an employee of the Company since 1990. He has served as Controller since 1992 and as a Vice President since 1999. The Company announced Mr. Marone’s appointment as acting Chief Financial Officer in a press release issued on September 16, 2005, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated September 14, 2005, by and between Hooper Holmes, Inc. and Fred Lash

99.1	Press release, dated September 16, 2005, regarding the appointment of Joseph A. Marone as acting Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:	September 20, 2005	By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President and General Counsel

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